Exhibit 3.15

CERTIFICATE OF FORMATION

OF

DGC PROPERTIES OF KENTUCKY LLC

This Certificate of Formation of DGC Properties of Kentucky LLC (the “Company”), dated May 29, 2002, is being duly executed and filed by Yael Lustmann, as an authorized person, to form a limited liability company under the Delaware Limited Liability Company Act (6 Del.C. § 18-101, ci seq.).

FIRST.    The name of the limited liability company formed hereby is DGC Properties of Kentucky LLC.

SECOND. The address of the registered office of the Company in the State of Delaware is c/o National Registered Agents, Inc., 9 East Loockerman Street, Dover, Delaware 19901.

THIRD.  The name and address of the registered agent for service of process on the Company in the State of Delaware are c/o National Registered Agents, Inc., 9 East Lookerman Street, Dover, Delaware 19901.

IN WITNESS WHEREOF, the undersigned has executed this Certificate of Formation as of the date first above written.

Signature:	/s/ Yael Lustmann

Name:	Yael Lustmann, Authorized Person